                                                                     EXHIBIT 1.1

                    AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
                               (a Bermuda company)

                             4,953,087 Common Shares

                           (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                               ___________, 2006
Keefe, Bruyette & Woods, Inc.
Raymond James & Associates, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
787 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

      American Safety Insurance Holdings, Ltd., a Bermuda company (the "Company"), and the selling shareholders named in Schedule A hereto (each a "Selling Shareholder," together the "Selling Shareholders"), confirm their respective agreements with Keefe, Bruyette & Woods, Inc. ("KBW"), Raymond James & Associates, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares, par value $0.01 per share, of the Company ("Common Shares") set forth in Schedules A and B hereto, aggregating 4,953,087 Common Shares, and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 742,963 additional Common Shares to cover overallotments, if any. The aforesaid 4,953,087 Common Shares to be purchased by the Underwriters (the "Initial Securities") and all or any part of the 742,963 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

      The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-133557), including the related preliminary prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company shall prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution and delivery of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) (the "Rule 430A Information"), is referred to herein as the "Registration Statement;" and the final prospectus relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities is referred to herein as the "Prospectus;" provided, however, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) ("Rule 462(b)") of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted, as applicable, the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time (as defined below), as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, or the use of the related preliminary prospectus, has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except with respect to information furnished to the Company by or on behalf of the Underwriters expressly for use therein. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the pricing information included on Schedule C hereto, all considered together (collectively, the "General Disclosure Package"), nor
      (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            As used in this subsection and elsewhere in this Agreement:

            "Applicable Time" means ____________ (Eastern time) on ___________, 2006 or such other time as agreed by the Company and KBW.

            "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus (as defined in Rule 433 ("Rule 433") of the 1933 Act Regulations) that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined in Rule
      433)), as evidenced by its being specified in Schedule D hereto.

            "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus relating to the Securities that is not an Issuer General Use Free Writing Prospectus.

            "Statutory Prospectus" as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

            Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies KBW as described in Section 3(a)(v), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

            The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein. The parties hereto acknowledge that the only information so furnished to the Company are the statements set forth in the Prospectus in the third, fourth and fifth sentences of the second paragraph, in the seventh paragraph (other than the seventh sentence thereof) and in the tenth paragraph under the section entitled "Underwriting."

            Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) GAAP Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The unaudited interim consolidated financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the 1933 Act ("Regulation S-X").

            (iv) SAP Financial Statements. The audited statutory financial statements as of December 31, 2005, 2004 and 2003 of each of the Company's domestic insurance company subsidiaries and American Safety Risk Retention Group, Inc. ("American Safety RRG") have for each relevant period been prepared in accordance with statutory accounting practices ("SAP") prescribed or permitted by the National Association of Insurance Commissioners and, with respect to each insurance subsidiary or American Safety RRG, the appropriate insurance department of the state of domicile of such entity, and SAP has been applied on a consistent basis throughout the periods involved.

            (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any of the Company, its direct or indirect subsidiaries or

      American Safety RRG (each, an "ASI Entity"), whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any ASI Entity, other than those in the ordinary course of business, which are material with respect to any ASI Entity, (C) there has not been any change in the capital stock, long-term debt or short-term debt of any ASI Entity and (D) no ASI Entity has purchased any of its outstanding capital stock, declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or has been delinquent in the payment of principal or interest on any outstanding debt obligations.

            (vi) Good Standing of the ASI Entities. Each ASI Entity has been duly organized and is validly existing as a company in good standing under the laws of the jurisdiction of its organization and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

            (vii) Capitalization. The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus (except for subsequent issuances, if any, pursuant to agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus). All of the issued shares of capital stock of the Company, including the Securities to be sold by the Company and the Selling Shareholders pursuant hereto when delivered against payment therefor as contemplated hereby, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the descriptions thereof contained in the Prospectus, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the issued shares of capital stock of any ASI Entity has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its direct or indirect subsidiaries or affiliates) has any statutory or other preemptive or other rights to subscribe for any of the Securities. None of the capital stock of any ASI Entity has been issued in violation of applicable Bermuda or federal or state securities laws. The certificates representing the Common Shares are in proper legal form under, and conform in all respects to the requirements of, applicable Bermuda law and the New York Stock Exchange. All of the issued shares of capital stock of each of the Company's direct and indirect subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company or one of its subsidiaries, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting agreements, proxies, voting trusts, equities or claims of any nature whatsoever (collectively, "Encumbrances"), including, without limitation, any Encumbrance arising or resulting from any indenture, mortgage, deed of trust, loan agreement, lease or other agreement of or entered into by any of the Company's direct or indirect subsidiaries and the equity securities held in the investment portfolios of any direct or indirect subsidiary of the Company (the composition of which is not materially different from the disclosures in the Prospectus as of specific dates). Except as disclosed in the Prospectus with respect to its investment portfolio, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

            (viii) Other Agreements. Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of any ASI Entity convertible into or exchangeable for any capital stock of the Company or any of its direct or indirect subsidiaries or affiliates, (B) warrants, rights or options to subscribe for or purchase from any ASI Entity any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of any ASI Entity to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any Common Shares owned or to be owned by such person or, requiring the Company to include such Common Shares in the Common Shares registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any Common Shares pursuant to any other registration statement filed by the Company under the 1933 Act. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any Common Shares or any other capital stock of the Company, except such that have been satisfied or waived.

            (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution by the Underwriters, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

            (x) Absence of Defaults and Conflicts. No ASI Entity is, or with the giving of notice or lapse of time or both would be, in violation of its Memorandum of Association or Bye-Laws (or comparable charter documents), in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or to which any of its properties or assets are subject or in violation of, or in default with respect to, any law, statute, rule, regulation, order, judgment or decree, except for such defaults that would not, singularly or in the aggregate, result in a Material Adverse Effect, and no ASI Entity is required to take any action in order to avoid any such violation or default. The sale of the Securities and the performance of this Agreement and the consummation of the transactions herein contemplated will not (with or without the giving of notice or the passage of time or both) (A) conflict with or violate any term or provision of the Memorandum of Association or Bye-Laws or comparable charter documents of any ASI Entity, in each case as amended to date, (B) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any ASI Entity is a party or to which any of their respective properties or assets is subject, (C) conflict with or violate any law, statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over any ASI Entity or any of its properties or assets or (D) result in a breach, termination or lapse of the corporate power and authority of any ASI Entity to own or lease and operate its assets and properties and conduct its business as described in the Prospectus (except such contracts, breaches, defaults, liens, charges or encumbrances that would not, singularly or in the aggregate, result in a Material Adverse Effect).

            (xi) Absence of Labor Dispute. No labor dispute with the employees of any ASI Entity exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any ASI Entity's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

            (xii) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which any ASI Entity is a party or to which any of the properties of any ASI Entity is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any relationships, transactions, statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation (including without limitation, any insurance or insurance holding company regulatory proceeding) pending or, to the knowledge of the Company, threatened in which any ASI Entity is a party which could result in a Material Adverse Effect.

            (xiii) Accuracy of Exhibits. There are no contracts or other documents which are required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or so filed as required in order for the Registration Statement and the Prospectus to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

            (xiv) Possession of Intellectual Property. Each ASI Entity owns or possesses adequate rights to use all patents, patent applications, trademarks, trademark registrations, trade names, service mark registrations, copyrights and licenses necessary for the conduct of its business or ownership of its properties, and no ASI Entity has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved that, singularly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

            (xv) Absence of Manipulation. No ASI Entity or any of its officers or directors has (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (B) since the filing of the Registration Statement, (I) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Securities or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (B) such consents, approvals, authorizations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority.

            (xvii) Possession of Licenses and Permits. Each ASI Entity has received all permits, licenses, authorizations, registrations, qualifications and approvals (collectively, the "Permits") of governmental or regulatory authorities (including, without limitation, all state and insurance regulatory authorities) as may be required of it to own its properties and conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to possess the Permits would not have a Material Adverse Effect; each ASI Entity has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus, except where the impairment would not, singly or in the aggregate, result in a Material Adverse Effect; and, except as described in the Prospectus, such Permits contain no restriction that affects the ability of any ASI Entity to conduct its business, except where the restriction would not, singly or in the aggregate, result in a Material Adverse Effect, and no state or federal insurance body has issued any order or decree impairing, restricting or prohibiting the payment of dividends to the Company by any other ASI Entity.

            (xviii) Title to Property. Each ASI Entity has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as would not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property by any ASI Entity; and any real property and buildings held under lease by any ASI Entity are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or would not have a Material

      Adverse Effect and do not interfere with the use made or proposed to be made of such property and buildings by any ASI Entity, and no ASI Entity has any notice of any claim that has been asserted by anyone adverse to the rights of any ASI Entity under any of the leases mentioned above, or affecting or questioning the rights of any ASI Entity to the continued possession of the leased premises under any such lease that could have a Material Adverse Effect.

            (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) no ASI Entity is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each ASI Entity has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any ASI Entity and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any ASI Entity relating to Hazardous Materials or any Environmental Laws.

            (xx) Investment Company Act. No ASI Entity is an "investment company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act of 1940, as amended (the "1940 Act"), and, if each ASI Entity conducts its business as set forth in the Registration Statement and the Prospectus, no ASI Entity will become an "investment company" or be required to register under the 1940 Act.

            (xxi) Accounting Controls. Each ASI Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and/or SAP, as applicable, and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management's general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) material information relating to it is made known to management.

            (xxii) Insurance Reserving Practices. Except as disclosed in the Prospectus, no ASI Entity has made any material change in its insurance reserving practices since the respective dates as of which information is given in the most recent financial statements and statutory financial statements.

            (xxiii) Reinsurance and Retrocessional Arrangements. All reinsurance and retrocessional treaties, contracts, agreements and arrangements to which any ASI Entity is a party are in full force and effect and no ASI Entity is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect; and no ASI Entity has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the best knowledge of any ASI Entity, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform thereunder except to the extent adequately and properly reserved for in the consolidated financial statements of the Company, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect.

            (xxiv) No Undisclosed Liabilities. No ASI Entity has any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against any ASI Entity giving rise to any such liability), except (A) for liabilities set forth in the financial statements and statutory financial statements, respectively, (B) normal fluctuation in the amount of the liabilities referred to in clause (A) above occurring in the ordinary course of business of the ASI Entities since the date of the most recent balance sheet included in the financial statements and statutory financial statements, respectively, and (C) as may be specifically disclosed in writing to the Underwriters.

            (xxv) Insurance. Each ASI Entity has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of such ASI Entity in the jurisdiction in which it conducts business. Each of American Safety Casualty Insurance Company, American Safety Indemnity Company, American Safety Risk Retention Group, Inc., American Safety Reinsurance, Ltd. and American Safety Assurance Ltd. qualify as an insurance company under Subchapter L of the Internal Revenue Code of 1986, as amended (the "Code"). The purported insurance products sold by any of the Company's direct or indirect subsidiaries are insurance contracts for purposes of United States federal income tax law.

            (xxvi) NSROs. Other than as disclosed in the Prospectus, the Company has no knowledge of any threatened or pending downgrading of any of its or any other ASI Entity's securities or financial strength or claims-paying ability rating by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

            (xxvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained any required consents or approvals to the use of such data from such sources.

            (xxviii) Regulatory Reporting. Each ASI Entity has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable laws (including insurance laws) of the United States and the various states thereof, Bermuda and each other jurisdiction applicable thereto, except where the failure, singly or in the aggregate, to file such return, report, document or information would not reasonably be expected to result in a Material Adverse Effect; and each ASI Entity maintains its books and records in accordance with, and is otherwise in compliance with, the applicable laws (including insurance laws) of the United States and the various states thereof, Bermuda and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, singly or in the aggregate, result in a Material Adverse Effect.

            (xxix) Dividends. All dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars that may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization, registration or qualification of or with any governmental agency or body or any court in Bermuda; and, other than as disclosed in the Registration Statement and the Prospectus, no regulatory agency or body (including, without limitation, any insurance regulatory authority) or other governmental authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any ASI Entity.

            (xxx) Absence of Stamp or Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda governmental authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement.

            (xxxi) U.S. Tax Matters. Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading "Material U.S. Federal Income Tax Consequences" and "Risk Factors," the Company has no reason to believe that any ASI Entity is, and upon the sale of the Securities herein contemplated will be, (A) a "passive foreign investment company" as defined in Section 1297(a) of the Code, (B) a "controlled foreign corporation" as defined in Section 957 of the Code, (C) except for American Safety Casualty Insurance Company, American Safety Indemnity

      Company, American Safety Insurance Services, Inc., Ponce Lighthouse Properties Inc., American Safety Capital Trust, American Safety Capital Trust II, American Safety Capital Trust III or American Safety Risk Retention Group, Inc., considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (D) characterized as a "personal holding company" as defined in Section 542 of the Code; and no ASI Entity has taken, or has a plan or intention to take, directly or indirectly, any action that would or would be reasonably expected to cause or result in any shareholder of the Company having "related party insurance income" inclusions for U.S. federal income tax purposes as a result of being a shareholder of the Company.

            (xxxii) Tax Returns Filed and Taxes Paid. Each ASI Entity has timely filed (taking into account any extension) all foreign, federal, state and local tax returns that are required to be filed by it and has paid all taxes shown as due on such returns, as well as all other taxes, assessments and governmental charges that are due and payable; and no material deficiency with respect to any such return has been assessed or proposed.

            (xxxiii) Bermuda Status. The Company and each of its Bermuda subsidiaries has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Prospectus under the caption "Certain Tax Considerations -- Certain Bermuda Tax Considerations -- Taxation of American Safety Insurance and its Bermuda Subsidiaries," and neither the Company nor any of its Bermuda subsidiaries has received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government; the Bermuda Monetary Authority has designated the Company as non-resident for exchange control purposes and has granted permission for the issue and transfer of the Common Shares, subject to the condition that the Common Shares be listed on the New York Stock Exchange or any other appointed stock exchange; such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company is an "exempted company" under Bermuda law and has not conducted its business in a manner that is prohibited for "exempted companies" under Bermuda law; the Company has not received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Common Shares or its status as an "exempted company."

            (xxxiv) Validity under Bermuda Law. It is not necessary under the laws of Bermuda in order to enable any Underwriter to enforce its rights under this Agreement to that it should be licensed, qualified or otherwise entitled to carry on business in Bermuda; this Agreement is in proper legal form under the laws of Bermuda for the enforcement thereof against the Company; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Bermuda that this Agreement be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Bermuda.

            (xxxvii) Waiver of Immunities. The Company and each of its Bermuda subsidiaries and the Company's obligations under this Agreement is subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

            (xxxviii) Enforceability of Judgments. Any final and conclusive judgment for the payment of a fixed or readily calculable sum of money (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by any court of the United States or any political subdivision thereof or authority or agency therein having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Common Shares or any agreement or instrument entered into in connection therewith would be declared enforceable against the Company by the courts of competent jurisdiction in Bermuda without re-examination or review of the merits of the cause of action in respect of which the original judgment was given, provided that (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of Bermuda, (C) such judgment was not obtained by fraud,
      (D) the enforcement of the judgment would not be contrary to the public policy of Bermuda and (E) there is due compliance with the correct procedures under the laws of Bermuda.

            (xxxix) Bermuda Ministry of Finance Assurance. The Company and each of its Bermuda subsidiaries has received an assurance from the Bermuda Ministry of Finance that in the event of there being enacted in Bermuda any legislation imposing tax on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to it or any of its respective operations or its shares, debentures or other obligations until March 28, 2016.

      (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder represents and warrants to each Underwriter, as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

            (i) Accurate Disclosure. Such Selling Shareholder has reviewed the information (the "Selling Shareholder Information") regarding such Selling Shareholder and the Securities being sold by such Selling Shareholder in the Registration Statement, the General Disclosure Package (to the extent such General Disclosure Package has been provided to the Selling Shareholder by the Company prior to the date hereof) and the Prospectus, including, but not limited to, the information in the Prospectus under "Selling Shareholders" and "Principal Shareholders," and such information set forth therein is complete and accurate in all material respects; and such Selling

      Shareholder is not prompted to sell the Securities to be sold by it hereunder by any information concerning the Company or any direct or indirect subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

            (ii) Authorization of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly authorized, executed and delivered a power of attorney and custody agreement (the "Power of Attorney and Custody Agreement"), in the form heretofore delivered to the Underwriters, appointing Steven B. Mathis as such Selling Shareholder's true attorney-in-fact (the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Shareholder and appointing SunTrust Bank, N.A., as custodian thereunder (the "Custodian"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Securities to be sold by such Selling Shareholder have been deposited with the Custodian pursuant to the Power of Attorney and Custody Agreement for the purpose of delivery pursuant to this Agreement. The Power of Attorney and Custody Agreement, assuming due execution by the Attorney-in-Fact and the Custodian, constitutes the valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

            (iii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and, assuming due execution by the Company and the Underwriters, constitutes the valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

            (iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Shareholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

            (v) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances and the requisite corporate power and authority, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

            (vi) Absence of Manipulation. Such Selling Shareholder has not (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Common Shares or
      (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than pursuant to this Agreement.

            (vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or under the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement or the Power of Attorney and Custody Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (viii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of KBW, directly or indirectly (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or notifies such Selling Shareholder in writing that material news or a material event relating to the Company has occurred or (y) prior to the expiration of the 90-day restricted period, the Company publicly announces that it will release earnings results or notifies such Selling Shareholder in writing that it has become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

            (ix) No Association with NASD. Except as previously disclosed in writing to Troutman Sanders LLP, counsel for the Company, and Sidley Austin LLP, counsel for the

      Underwriters, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

      (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule E, that proportion of the number of Initial Securities set forth in Schedule A opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule B opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as KBW in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 742,963 Common Shares as set forth in Schedule A and at the price per share set forth in Schedule E, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by KBW to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (each, a "Date of Delivery") shall be determined by KBW, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule B opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as KBW in its discretion shall make to eliminate any sales or purchases of fractional shares or odd lots.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by KBW and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from Underwriters to the Company.

      Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Shareholders, as the case may be, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the KBW, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. KBW, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as KBW may request at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company and the Selling Shareholders.

      (a) Covenants of the Company. The Company covenants with each Underwriter as follows:

            (i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act. The Company will effect the filings required under Rule 424(b), in the manner and in the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

            (ii) Filing of Amendments and 1934 Act Documents. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object. The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

            (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such

      Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
      Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify KBW and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

            (vi) Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate in writing and to maintain such qualifications in effect for as long as may be required to complete the distribution of the Securities contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

            (ix) Listing. The Company will use all reasonable efforts to effect the listing of the Securities on the New York Stock Exchange.

            (x) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, and will cause its officers and directors and those of its direct and indirect subsidiaries not to, without the prior written consent of KBW, directly or indirectly
      (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued upon the exercise of options outstanding as of the date hereof that are referred to in the Prospectus and (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus which are not exercisable within such 90 days. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

            (xi) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (xii) Issuer Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make, unless it obtains the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 of the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriters or by the Company and the Underwriters, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company agrees that it shall provide the Selling Shareholders with a copy of any Permitted Free Writing Prospectus.

      (b) Covenant of the Selling Shareholders; Issuer Free Writing Prospectuses. Each Selling Shareholder represents and agrees that it has not made and will not make, unless it obtains the prior consent of the Company and the Underwriters, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 of the 1933 Act, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a "Permitted Selling Shareholder Free Writing Prospectus." Each Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Selling Shareholder Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Selling Shareholder Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company agrees that it shall provide the Selling Shareholders with a copy of any Permitted Free Writing Prospectus.

      SECTION 4. Payment of Expenses.

      (a) Company Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

      (b) Expenses of the Selling Shareholders. Each of the Selling Shareholders will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions with respect to the Securities being sold by it as contemplated by this Agreement and the Power of Attorney and Custody Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities being sold by it to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, (ii) its pro rata portion of the fees and expenses, if any, of the Custodian and (iii) the fees and expenses of its counsel and its other advisors.

      (c) Expenses of the Underwriters. The Underwriters will pay their own expenses, including the fees of their counsel (except as provided in Section 4(a)(v) hereof), public advertisement of the offering and their own marketing and due diligence expenses.

      (d) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or
(iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their actual accountable out-of-pocket expenses.

      (e) Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement between the Company and the Selling Shareholders with respect to the sharing of such costs and expenses.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and each Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder that are required to be performed at or prior to Closing Time, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated, threatened or, to the knowledge of the Company, the Selling Shareholders or the Underwriters, contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance of Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

      (b) Opinions of Counsel for Company and American Safety RRG.

            (i) At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, of Troutman Sanders LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto.

            (ii) At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, of Paul, Frank & Collins P.C., counsel for American Safety RRG, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto.

            (iii) At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, of Appleby Spurling Hunter, special Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto.

      (c) Opinions of Counsel for the Selling Shareholders. At Closing Time, the Underwriters shall have received the opinions, dated as of Closing Time, of Bose McKinney & Evans, LLP, Troutman Sanders LLP and Lord, Bissell & Brook LLP, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters to the effect set forth respectively in Exhibit B-1, B-2 and B-3 hereto.

      (d) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters in form and substance reasonably satisfactory to the Underwriters.

      (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

      (f) Certificate of Selling Shareholders. At Closing Time, the Underwriters shall have received a certificate of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

      (g) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Underwriters shall have received from each of BDO Seidman, LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (h) Bring-down Comfort Letters. At Closing Time, the Underwriters shall have received from each of BDO Seidman, LLP and KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished by such person pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (j) NASD Approval. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (k) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule F hereto.

      (l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's or any of its subsidiaries' securities or of the Company's or any of its subsidiaries' financial strength or claims paying ability by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

      (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders pursuant hereto shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

            (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

            (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

            (iii) Opinions of Counsel for Company and American Safety RRG.

                  (A) The opinion of Troutman Sanders LLP, counsel for the
            Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(i) hereof.

                  (B) The opinion of Paul, Frank & Collins P.C., counsel for
            American Safety RRG, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(ii) hereof.

                  (C) The opinion of Appleby Spurling Hunter, special Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(iii) hereof.

            (iv) Opinions of Counsel for the Selling Shareholders. The opinion of Bose McKinney & Evans, LLP, Troutman Sanders LLP and Lord, Bissell & Brook LLP, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

            (v) Opinion of Counsel for Underwriters. The opinion of Sidley Austin LLP, counsel for the Underwriters, each dated such Date of Delivery, in form and substance reasonably satisfactory to the Underwriters.

            (vi) Bring-down Comfort Letters. A letter from each of BDO Seidman, LLP and KPMG LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters by such person pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

      (o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 16 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel selected by KBW pursuant to Section 6(d) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of the Underwriters by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 34 Act to the extent and in the manner set forth in subsection (a) of this Section 6, but only with respect to the Selling Shareholder Information as it pertains specifically to such Selling Shareholder.

      (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the KBW expressly for use therein.

      (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or
Section 6(b) above, counsel to the indemnified parties shall be selected by KBW, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the

Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (e) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement between the Company and the Selling Shareholders with respect to indemnification. In addition, the provisions of this Section 6 shall be in addition to any liability any indemnifying party may have to any indemnified party.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

      The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholders, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule B hereto and not joint.

      The provisions of this Section 7 shall not affect any agreement between the Company and the Selling Shareholders with respect to contribution. In addition, the provisions of this Section 7 shall be in addition to any liability any indemnifying party may have to any indemnified party.

      SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any

Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time if there has been, subsequent to the execution and delivery of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) any material adverse change in the financial markets in the United States or other international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) any downgrading in the rating of any debt securities or preferred stock of the Company by any nationally recognized statistical rating organization, or any public announcement that any such organization has come under surveillance or review of its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading of such rating), (iv) any suspension or material limitation of trading in any securities of the Company by the Commission or on any exchange or in the over-the-counter market, or of trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market, or any setting of minimum or maximum prices or ranges for trading by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (v) any banking moratorium declared by U.S. federal, New York or Bermuda authorities or (vi) any major disruption of settlements of securities or clearance services in the United States.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 16 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), KBW shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, KBW shall not have completed such arrangements within such 36-hour period, then:

      (a) if the number of Defaulted Securities does not exceed one-eleventh of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number of Defaulted Securities exceeds one-eleventh of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Underwriters or (ii) the Company and the Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

      SECTION 11. Default by a Selling Shareholder or the Company.

      (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A hereto, then the Underwriters may by notice to the Company, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8 and 16 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve such Selling Shareholder from liability, if any, in respect of such default.

      In the event of a default by such Selling Shareholder as referred to in this Section 11, each of the Underwriters, the non-defaulting Selling Shareholders and the Company shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      (b) If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8 and 16 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

      SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

      SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, New York 10019, attention of Mitchell Kleinman, General Counsel (with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, attention of Nancy H. Corbett); notices to the Company or the Selling Shareholders shall be directed to it at 1845 The Exchange, Suite 200, Atlanta, Georgia 30339, attention of William Tepe, Chief Financial Officer (with a copy to Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308, attention of W. Brinkley Dickerson, Jr.).

      SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Shareholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

      SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company shall indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency on the date the judgment currency is actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

      SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF LAW THAT WOULD DEFER TO LAWS OF ANOTHER JURISDICTION.

      SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                            Very truly yours,

                            AMERICAN SAFETY INSURANCE HOLDINGS LTD.

                            By
                               -----------------------------------
                            Name:  Steven B. Mathis
                            Title:  Vice President -- Planning and Treasurer

                            SELLING SHAREHOLDERS

                            By
                               -----------------------------------
                            Name:  Steven B. Mathis
                            Title: Attorney-in-Fact for each of the Selling Shareholders

CONFIRMED AND ACCEPTED,
as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
BB&T CAPITAL MARKETS, a division of Scott & Stringfellow, Inc.

By:  KEEFE, BRUYETTE & WOODS, INC.

By
   ------------------------------
           Authorized Signatory

                                                                      SCHEDULE A

                                              Number of Initial       Maximum Number of Option
                                            Securities to be Sold       Securities to Be Sold
                                            ---------------------     ------------------------
American Safety Insurance Holdings Ltd.           4,013,761                         0

SELLING SHAREHOLDERS:
Treadway Associates, L.P.                           595,614                    48,413
Frederick C. Treadway                                     0                   422,689
Vertecs Corporation                                  55,836                    44,164
Walsh R.E., Ltd.                                    150,760                   119,245
Mader Construction                                   30,710                    24,290
Timothy E. Walsh                                     38,278                    30,276
Dennis N. Walsh                                      25,137                    19,882
Leslie G. Walsh                                      14,173                    11,211
Kevin M. Walsh                                       13,815                    10,927
Norman E. Walsh, Sr.                                  9,269                     7,331
Beth A. Walsh                                         3,707                     2,932
Norman E. Walsh, Jr.                                  2,027                     1,603
                                                  ---------                   -------

Total                                             4,953,087                   742,963
                                                  =========                   =======

                                    Sch. A-1

                                                                      SCHEDULE B

                                                 Number of     Number of
                                                  Initial       Option
            Name of Underwriter                 Securities    Securities
--------------------------------------------    ----------    ----------
Keefe, Bruyette & Woods, Inc. ..............

Raymond James & Associates, Inc. ...........

BB&T Capital Markets,
a division of Scott & Stringfellow, Inc. ...

Total                                            4,953,087

                                    Sch. B-1

                                                                      SCHEDULE C

                          DESCRIPTION OF PRICING TERMS

                                    Sch. C-1

                                                                      SCHEDULE D

              LIST OF ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1. Preliminary Prospectus, dated May [ ], 2006, relating to the Securities.

                                    Sch. D-1

                                                                      SCHEDULE E

                    AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
                             4,953,087 Common Shares
                           (Par Value $0.01 Per Share)

      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $______.

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above less $____ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch. E-1

                                                                      SCHEDULE F

                       LIST OF PERSONS SUBJECT TO LOCK-UP

Cody W. Birdwell
David V. Brueggen
Stephen R. Crim
Lawrence I. Geneen
Dorothy J. Giglio
Ambuj Jain
Frank D. Lackner
Steven B. Mathis
William O. Mauldin, Jr.
Pamela M. Moniz
Thomas W. Mueller
William A. Robbie
Joseph D. Scollo, Jr.
William C. Tepe
Jerome D. Weaver

                                    Sch. F-1

                                                                     EXHIBIT A-1

                    FORM OF OPINION OF TROUTMAN SANDERS LLP,
                             COUNSEL FOR THE COMPANY

      (i) Each of American Safety Holdings Corp., American Safety Casualty Insurance Company, American Safety Insurance Services, Inc. and American Safety Indemnity Company (the "United States Subsidiaries") is validly existing as a company in good standing under the laws of the jurisdiction of its organization and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

      (ii) Each of the United States Subsidiaries is qualified as a foreign corporation to transact business and is in good standing in the states listed in Annex I to this opinion.

      (iii) None of the issued shares of capital stock of the United States Subsidiaries has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the United States Subsidiaries) has any statutory or other preemptive or other rights to subscribe for any of the Securities.

      (iv) The certificates representing the Common Shares conform in all respects to the requirements of the New York Stock Exchange.

      (v) All of the issued shares of capital stock of each of the United States Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company or one of its subsidiaries. To such counsel's knowledge, other than the subsidiaries listed on
Exhibit 21.1 to the Registration Statement and the equity securities held in the investment portfolios of the Company and such subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

      (vi) Such counsel was advised orally by the Staff of the Commission that the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act and that no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission; and, to such counsel's knowledge, no proceedings for that purpose have been threatened by the Commission.

      (vii) Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 known to such counsel has been made in the manner and within the time period required by Rule 433(d).

                                    Exh. A-1-1

      (viii) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, related notes and supporting schedules included therein or omitted therefrom, and statistical information, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (ix) To the knowledge of such counsel, other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of such counsel, threatened, in which the Company or any of its direct or indirect subsidiaries or affiliates is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in a Material Adverse Effect; and, to the knowledge of such counsel, neither the Company nor any of its direct or indirect subsidiaries or affiliates is in violation of, or in default with respect to, any federal or state law, statute, rule, regulation, order, judgment or decree, except as such as do not and will not individually or in the aggregate result in a Material Adverse Effect, nor is the Company or any of its direct or indirect subsidiaries or affiliates required to take any action in order to avoid any such violation or default under federal or state law.

      (x) The statements in the Prospectus under "Risk Factors -- Risk Factors Relating to Taxation," "Business -- Regulatory Environment -- U.S. Regulation, -- Insurance Regulation Generally and -- Regulation of Our Non-Subsidiary Affiliate," "Description of the Common Shares," "Shares Eligible for Future Sale" and "Certain Tax Considerations -- Certain U.S. Federal Tax Considerations" have been reviewed by such counsel, and insofar as they refer to statements of federal or state law, descriptions of federal or state statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects.

      (xi) All descriptions in the Registration Statement of Filed Documents are accurate in all material respects; and, to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto. "Filed Documents" means any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2005 or any subsequent filing by the Company with the Commission.

      (xii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any federal or state court or governmental or regulatory agency or body is required for the sale of the Securities or the consummation of the transactions contemplated by this Agreement, except such as have been or will have been obtained and are or will be in effect.

                                    Exh. A-1-2

      (xiii) The sale of the Securities being sold at the Closing Time and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of the charter or by-laws laws of any United States Subsidiary, in each case as amended to date, or any existing federal or state law, statute, rule or regulation, or conflict with or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Filed Document to which any ASI Entity is a party or to which any properties or assets of an ASI Entity is subject, or, to the knowledge of such counsel, conflict with or violate any order, judgment or decree of any federal or state court or governmental agency or body having jurisdiction over any ASI Entity or any properties or assets of an ASI Entity.

      (xiv) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person, requiring the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any securities pursuant to any other registration statement filed by the Company under the 1933 Act.

      (xv) No ASI Entity is an "investment company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the 1940 Act and, if each ASI Entity conducts its business as set forth in the Registration Statement and the Prospectus (including the application of the net proceeds of the public offering as described under the section entitled "Use of Proceeds" in the Registration Statement and the Prospectus), no ASI Entity will become an "investment company" or be required to register under the 1940 Act.

      Such counsel shall also state that they have participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under

                                   Exh. A-1-3
which they were made, not misleading. In addition, such counsel shall state that nothing has come to such counsel's attention that would lead such counsel to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Bermuda, upon the opinion of Appleby Spurling Hunter, special Bermuda counsel for the Company (which opinion shall be dated and furnished to the Underwriters at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion), provided that such counsel shall state in such counsel's opinion that such counsel believes that such counsel and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to counsel for the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   Exh. A-1-4

                                                                     EXHIBIT A-2

                 FORM OF OPINION OF PAUL, FRANK & COLLINS P.C.,
                         COUNSEL TO AMERICAN SAFETY RRG

      (i) American Safety RRG is validly existing under the laws of the State of Vermont and has the necessary corporate capacity to own, lease and operate its properties and to conduct its business as described in the Prospectus. Based solely upon the Vermont Secretary of State's Certificate of Good Standing and the Vermont Department of Banking, Insurance, Securities and Health Care Administration's Certificate of Good Standing, American Safety RRG is in good standing in the State of Vermont.

      (ii) None of the issued shares of capital stock of American Safety RRG has been issued in violation of any statutory or other preemptive rights of shareholders. No holder of outstanding shares of capital stock of American Safety RRG, by virtue of such status as an American Safety RRG shareholder, has any statutory or other preemptive rights to subscribe for any of the securities of the Company. To the extent that such preemptive rights may arise from contractual rights, our opinion is based solely on a review of the Articles of Incorporation and Bylaws of American Safety RRG, and we express no opinion regarding any other potential contractual rights.

      (iii) The sale of the securities of the Company being sold at closing and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of the Articles of Incorporation or Bylaws of American Safety RRG, as amended to date.

                                   Exh. A-2-1

                                                                     EXHIBIT A-3

                   FORM OF OPINION OF APPLEBY SPURLING HUNTER,
                     SPECIAL BERMUDA COUNSEL TO THE COMPANY

      (i) The Company and each of American Safety Assurance Ltd and American Safety Reinsurance Ltd (the "Bermuda Subsidiaries") is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company and each of the Bermuda Subsidiaries possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

      (ii) The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement and to take all action as may be necessary to complete the transactions contemplated thereby.

      (iii) The execution, delivery and performance by the Company of this Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.

      (iv) This Agreement when duly executed by the Company shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

      (v) All necessary action required to be taken by the Company pursuant to Bermuda law has been taken by or on behalf of the Company and subject to paragraph (x) all the necessary authorisations and approvals of governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Securities.

      (vi) Under general principles of the laws of Bermuda, shareholders of the Company have no personal liability (i) exceeding the amount, if any, unpaid on the Common Shares in respect of which he is liable as a present or past member or (ii) for debts or obligations of the Company.

      (vii) The Company's authorized, issued and outstanding share capital is as disclosed in the Prospectus and all of the issued share capital of the Company has been duly authorized, validly issued, are fully paid and non-assessable and conform to the descriptions thereof in the Prospectus. When duly issued and paid for pursuant to the Registration Statement and in accordance with this Agreement and the Unanimous Written Consent adopted by the Board of Directors of the Company effective 24 November 2005, the Securities will be validly issued, fully paid, non-assessable shares of the Company.

      (viii) None of the issued share capital of the Company or the Bermuda Subsidiaries has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders, and no person or entity (including any holder of outstanding share capital of the Company or the Bermuda Subsidiaries) has any statutory or other preemptive or other rights to subscribe for any shares in the Company or the Bermuda Subsidiaries.

                                   Exh. A-3-1

      (ix) All the issued share capital of each of the Bermuda Subsidiaries have been dully authorized and validly issued, are fully paid and non-assessable and are owned by the Company or one of its subsidiaries.

      (x) Subject as otherwise provided in this opinion, no consent, licence or authorization of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of this Agreement, except that the Registration Statement has been filed with the Registrar of Companies pursuant to the requirements of Part III of the Companies Act 1981 of Bermuda.

      (xi) The execution, delivery and performance by the Company of this Agreement and the transactions contemplated thereby and the issue of the Securities do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda, (ii) any order of any Bermuda court or governmental or (iii) the Company's Certificate of Incorporation, Memorandum of Association or Bye-Laws.

      (xii) The transactions contemplated by this Agreement are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as "non-resident" for the purposes of the Exchange Control Act 1972 of Bermuda and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under this Agreement.

      (xiii) Under Bermuda law, the Underwriters and the Selling Shareholders or their agent will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of this Agreement or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters or the Selling Shareholders or their agent be authorized, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of this Agreement.

      (xiv) The choice of the laws of the State of New York as the proper law to govern this Agreement is a valid choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of this Agreement in proceedings brought before them in relation to this Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and
(iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

      (xv) A final and conclusive judgment of a competent foreign court against the Company based upon this Agreement (other than a court of jurisdiction to which The Judgements (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of the State of New York), under which a sum of money is payable (not being a

                                   Exh. A-3-2
sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court's judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, such counsel would expect such proceedings to be successful provided that (A) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and
(B) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law. Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

      (xvi) No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

      (xvii) According to the records maintained in the Register of Companies at the office of the Registrar of Companies in respect of the Company, the current address of the registered office of the Company and each of the Bermuda Subsidiaries is Canon's Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

      (xviii) Neither the Company nor any of the Bermuda Subsidiaries' assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Underwriting Agreement.

      (xix) Based solely upon the entries and filings shown in respect of the Company (A) on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies and (B) shown in the Supreme Court of Bermuda Causes Book maintained at the Registry of the Supreme Court of Bermuda in Hamilton, Bermuda, (1) no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company and each of the Bermuda Subsidiaries or against or affecting any of its properties, rights, revenues or assets and (2) no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company and each of the Bermuda Subsidiaries or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court of Bermuda.

      (xx) The Company and each of the Bermuda Subsidiaries has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits,

                                   Exh. A-3-3
dividends and other distributions declared and payable on the shares of the Company or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Underwriting Agreement or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

      (xxi) The statements in the Prospectus under "Business -- Regulatory Environment -- Bermuda Regulation," "Description of the Common Shares," "Certain Bermuda Law Considerations," "Certain Tax Considerations -- Certain Bermuda Tax Considerations" and "Enforcement of Civil Liabilities Under U.S. Federal Securities Laws and Other Matters" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein or the Company's Memorandum of Association or Bye-Laws, are accurate and correct in all material respects..

      In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to counsel for the Underwriters.

                                   Exh. A-3-4

                                                                     EXHIBIT B-1

                 FORM OF OPINION OF BOSE, MCKINNEY & EVANS, LLP
                       COUNSEL TO CERTAIN OF THE SELLING SHAREHOLDERS

      (i) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any federal or state court or governmental or regulatory agency or body (other than the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations, orders, declarations, registrations, qualifications or filings as may be necessary under state securities laws, as to which we express no opinion) is required to be obtained by the Principal Selling Shareholders for the performance by them of their respective obligations under this Agreement or the Power of Attorney and Custody Agreement or in connection with the offer, sale or delivery of the Securities. "Principal Selling Shareholders" means the Selling Shareholders other than Vertecs Corporation.

      (ii) The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by each Principal Selling Shareholder and is enforceable against the Principal Selling Shareholders in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

      (iii) This Agreement has been duly authorized, executed and delivered by each Principal Selling Shareholder and is enforceable against the Principal Selling Shareholders in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable federal or state securities laws or the public policy underlying such laws.

      (iv) The sale of the Securities being sold at the Closing Time and the performance of this Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated by the Principal Selling Shareholders have been duly authorized by all necessary action on the part of the Principal Selling Shareholders and will not conflict with or violate any provision of the charter or by-laws of any of the Principal Selling Shareholders, in each case as amended to date.

      (v) Each of the Principal Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Securities to be sold by such Principal Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Principal Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities.

      Such counsel shall also state that they have reviewed the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such

                                   Exh. B-1-1
counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements, notes thereto and schedules and other financial data included or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, notes thereto and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel shall state that nothing has come to such counsel's attention that would lead such counsel to believe that the General Disclosure Package, other than the financial statements, notes thereto and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Bermuda, upon the opinion of Appleby Spurling Hunter, special Bermuda counsel for the Company (which opinion shall be dated and furnished to the Underwriters at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion), provided that such counsel shall state in such counsel's opinion that such counsel believes that such counsel and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to counsel for the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   Exh. B-1-2

                                                                     EXHIBIT B-2

                    FORM OF OPINION OF TROUTMAN SANDERS LLP,
                 COUNSEL TO CERTAIN OF THE SELLING SHAREHOLDERS

      (i) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any federal or state court or governmental or regulatory agency or body (other than the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations, orders, declarations, registrations, qualifications or filings as may be necessary under state securities laws, as to which we express no opinion) is required to be obtained by the Selected Selling Shareholders for the performance by them of their respective obligations under this Agreement or the Power of Attorney and Custody Agreement or in connection with the offer, sale or delivery of the Securities. "Selected Selling Shareholders" means the Selling Shareholders other than Treadway Associates and Frederick C. Treadway.

      (ii) The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by each Selected Selling Shareholder and is enforceable against the Selected Selling Shareholders in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

      (iii) This Agreement has been duly authorized, executed and delivered by each Selected Selling Shareholder.

                                   Exh. B-2-1

                                                                     EXHIBIT B-3

                  FORM OF OPINION OF LORD, BISSELL & BROOK, LLP
                         COUNSEL TO VERTECS CORPORATION

         (i) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any federal or state court or governmental or regulatory agency or body (other than the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations, orders, declarations, registrations, qualifications or filings as may be necessary under state securities laws, as to which we express no opinion) is required to be obtained by Vertecs Corporation for the performance by it of its obligations under this Agreement or the Power of Attorney and Custody Agreement or in connection with the offer, sale or delivery of the Securities.

         (ii) The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by Vertecs Corporation and is enforceable against Vertecs Corporation in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

         (iii) This Agreement has been duly authorized, executed and delivered by Vertecs Corporation and is enforceable against Vertecs Corporation in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable federal or state securities laws or the public policy underlying such laws.

         (iv) The sale of the Securities being sold at the Closing Time and the performance of this Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated by Vertecs Corporation have been duly authorized by all necessary action on the part of Vertecs Corporation and will not conflict with or violate any provision of the charter or by-laws of Vertecs Corporation, as amended to date.

         (v) Vertecs Corporation has valid title to, or a valid security entitlement in respect of, the Securities to be sold by it free and clear of all security interests, claims, liens, equities and other encumbrances, and Vertecs Corporation has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by it.

         Such counsel shall also state that they have reviewed the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, including


                                   Exh. B-3-1
the Rule 430A Information (except for financial statements, notes thereto and schedules and other financial data included or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, notes thereto and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel shall state that nothing has come to such counsel's attention that would lead such counsel to believe that the General Disclosure Package, other than the financial statements, notes thereto and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Bermuda, upon the opinion of Appleby Spurling Hunter, special Bermuda counsel for the Company (which opinion shall be dated and furnished to the Underwriters at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion), provided that such counsel shall state in such counsel's opinion that such counsel believes that such counsel and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to counsel for the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                   Exh. B-3-2

                                                                       EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT

                                                            ______________, 2006

Keefe, Bruyette & Woods, Inc.
Raymond James & Associates, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
787 Seventh Avenue
New York, New York  10019

Re:  Proposed Public Offering by American Safety Insurance Holdings, Ltd.

Ladies and Gentlemen:

      The undersigned, a [shareholder and/or an officer and/or a director] of American Safety Insurance Holdings, Ltd., a Bermuda company (the "Company"), understands that Keefe, Bruyette & Woods, Inc. ("KBW"), Raymond James & Associates, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company and the selling shareholders named therein providing for the public offering of shares (the "Securities") of the Company's Common Shares, par value $0.01 per share (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a [shareholder and/or an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of KBW, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (it being understood that nothing herein shall prohibit an officer or director of the Company from participating in the filing by the Company of a registration statement where such filing is permitted by Section 3(a)(x) of the Underwriting Agreement) or
(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

      Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or notifies the undersigned in writing that material news or a material event relating to the Company has occurred or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or notifies the undersigned in writing that it has become aware

                                   Exh. C-1
aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                                          Very truly yours,

                                          Signature:
                                                     ---------------------------

                                          Print Name:
                                                     ---------------------------

                                   Exh. C-2